As filed with the Securities and Exchange Commission on February 26, 1999

                       Registration No. 333-_____________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                               Delaware 95-4083087
     (State or other jurisdiction of (I.R.S. Employer Identification Number)
                         incorporation or organization)

                             4500 Park Granada 91302
                                  Calabasas, CA
               (Address of Principal Executive Offices) (Zip Code)

                       Countrywide Credit Industries, Inc.
              Tax Deferred Savings and Supplemental Investment Plan
    (As Amended and Restated Effective May 6, 1996) (as subsequently amended)
                            (Full title of the Plan)

                       Sandor E. Samuels, General Counsel
                                4500 Park Granada
                               Calabasas, CA 91302
                     (Name and address of agent for service)

                                 (818) 225-3505
          (Telephone Number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
===============================================================================

              Title of securities Number of shares Proposed maximum
                                    offering
                to be registered to be registered price per share

-------------------------------------------------------------------------------
                       Common Stock, 1,000,000 shares $n/a
                            $.05 par value per share1

-------------------------------------------------------------------------------
             Proposed maximum aggregate Amount of Registration Fee
                                 offering price2
                            $ 3,821,875.00 $10,625.00

===============================================================================
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           Plan Information*

ITEM 2.           Registrant Information and Employee Plan Annual Information*

                  *The document(s) containing the employee benefit plan information required by ITEM 1 of Form S-8 and the statement of availability of information regarding Countrywide Credit Industries, Inc. (the "Company") and any other information required by ITEM 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Company shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Securities and Exchange Commission (the "Commission") or its staff a copy or copies of all of the documents included in such file.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           Incorporation of Certain Documents by Reference

                  The following documents previously filed by Countrywide Credit Industries, Inc. (the "Company") with the Commission are hereby incorporated by reference:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1998;

(b) The Company's Quarterly Reports on Form 10-Q for the quarters ended May 31, 1998, August 31, 1998 and November 30, 1998; and

(c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on November 24, 1982.

                  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such document (each such document, an "Incorporated Document"). Any statement contained herein or in an Incorporated Document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.           Description of Securities

                  Not Applicable.

Item 5.           Interests of Named Experts and Counsel

                  Not applicable.

Item 6.           Indemnification of Directors and Officers

                  Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent.

                  Article SIXTH of the Company's Certificate of Incorporation provides that the Company may indemnify its directors and officers to the full extent permitted by the laws of the State of Delaware. Article VIII of the Company's Bylaws provides that the Company shall indemnify its directors and officers against any threatened, pending or completed action, suit or proceeding or investigation brought against such directors and officers by reason of the fact that such persons were directors or officers, provided that such persons acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interest of the Company; except that in the case of actions brought by or in the right of the Company to procure a judgment in its favor, no indemnification is permitted in respect of any claim, issue or matter as to which any such director or officer shall have been adjudged to be liable to the Company, unless the court in which the action was brought determines that such person is entitled to indemnification. The Company's Bylaws further contemplate that the indemnification provisions permitted thereunder are not exclusive of any other rights to which the directors and officers are otherwise entitled by means of Bylaw provisions, agreements, votes of stockholders or disinterested directors or otherwise. In addition, the Company has entered into indemnity agreements with each of its directors and executive officers, whereby such individuals are indemnified by the Company up to an aggregate limit of $5,000,000 for any claims made against such individuals based on any act, omission or breach of duty committed while acting as a director or officer, except, among other things, cases involving dishonesty or improper personal benefit. The Company also maintains an insurance policy pursuant to which its directors and officers are insured against certain liabilities which might arise out of their relationship with the Company as directors and officers.

                  Article SEVENTH of the Company's Certificate of Incorporation provides that a director of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of his fiduciary duty of care as a director to the full extent permitted by the Delaware General Corporation Law, as it may be amended form time to time.

ITEM 7.           Exemption from Registration Claimed

                  Not applicable.

ITEM 8.           Exhibits

                  The Company has previously submitted the Countrywide Credit Industries, Inc. Tax Deferred Savings and Supplemental Investment Plan (the "Plan") to the Internal Revenue Service (the "IRS") in a timely manner and has made all changes required by the IRS to qualify the Plan, and the Company hereby undertakes to continue to submit the Plan and each amendment thereto to the IRS in a timely manner and will make all changes required to qualify the Plan.

4.1 Countrywide Credit Industries, Inc. Tax Deferred Savings and Supplemental Investment Plan.

4.1.1 Amendment One Countrywide Credit Industries, Inc. Tax Deferred Savings and Supplemental Investment Plan

4.1.2 Amendment Two Countrywide Credit Industries, Inc. Tax Deferred Savings and Supplemental Investment Plan

4.1.3 Amendment Three Countrywide Credit Industries, Inc. Tax Deferred Savings and Supplemental Investment Plan

4.2* Certificate of Amendment of Restated Certificate of Incorporation of Countrywide Credit Industries, Inc. (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q dated August 31, 1987).


4.3* Restated Certificate of Incorporation of Countrywide Credit Industries, Inc. (incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on From 10-Q dated August 31, 1987).

4.4* Bylaws of Countrywide Credit Industries, Inc., as amended and restated (incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K dated February 10, 1988).

4.4.1* Amendment to Bylaws of Countrywide Credit Industries, Inc. dated January 28, 1998.

4.4.2* Amendment to Bylaws of Countrywide Credit Industries, Inc. dated February 3, 1998.

4.5* Rights Agreement, dated as of February 10, 1988, between Countrywide Credit Industries, Inc. and Bank of America NT & SA, as Rights Agent (incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934 on February 12,
1988).

4.5.1* Amendment No. 1 to Rights Agreement dated as of March 24, 1992 (incorporated by reference to Exhibit 1 to the Company's Form 8 filed with the SEC on March 27, 1992).

4.6* Specimen Certificate of the Company's Common Stock (incorporated by reference to Exhibit 4.2 to the Company's Report on Form 8-K dated February 6,
1987).

5 Opinion of Sandor E. Samuels, General Counsel of the Company as to the legality of securities being registered.

23.1 Consent of Grant Thornton, LLP, Independent Auditors.

23.2 Consent of Sandor E. Samuels (included in Opinion filed as Exhibit 5).

Item 9.           Undertakings

                  The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided,  however,  that the undertaking set forth in paragraphs  (a)(I)(i) and
(a)(I)(ii) above do not apply if the information required to be included in such post-effective amendment is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 26th day of February, 1999.

                                    COUNTRYWIDE CREDIT INDUSTRIES, INC.

                                    By:     /s/ David S. Loeb
                                            David S. Loeb
                             Chairman and President

         Signatures                  Title                       Date


/s/ David S. Loeb               Chairman of the   Board        February 26, 1999
------------------------------
David S. Loeb                   of Directors and President
                                (Principal Executive
                                Officer); Director

/s/ Angelo R. Mozilo           Chief Executive Officer         February 26, 1999
------------------------------
Angelo R. Mozilo               and Vice Chairman
                               of the Board of Directors;
                               Director

/s/ Carlos M. Garcia           Managing Director - Finance     February 26, 1999
------------------------------
Carlos M. Garcia               Chief Financial Officer and
                               Chief Accounting Officer
                               (Principal Financial and
                               Accounting Officer)

/s/ Jeffrey M. Cunningham      Director                        February 26, 1999
---------------------------
Jeffrey M. Cunningham


/s/ Robert J. Donato           Director                        February 26, 1999
------------------------------
Robert J. Donato


/s/ Michael E. Dougherty       Director                        February 26, 1999
--------------------------
Michael E. Dougherty


/s/ Ben M. Enis                Director                        February 26, 1999
------------------------------
Ben M. Enis


/s/ Edwin Heller               Director                        February 26, 1999
Edwin Heller


/s/ Harley W. Snyder           Director                        February 26, 1999
--------------------------
Harley W. Snyder